                                                                    EXHIBIT 99.1

                                     NYFIX

FOR IMMEDIATE RELEASE

COMPANY CONTACT:
Jennifer Carberry
NYFIX, Inc.
(203) 425-8000 or
info@nyfix.com
www.nyfix.com

     NYFIX COMMON STOCK SCHEDULED TO TRADE ON NASDAQ UNDER THE "NYFX" SYMBOL
                        BEGINNING TUESDAY, JULY 12, 2005

STAMFORD, CT, JULY 11, 2005: NYFIX, INC. (NASDAQ: NYFXE), A LEADER IN TECHNOLOGY
solutions for the financial marketplace, today announced that Nasdaq has advised the Company that its common stock will resume  trading  under the ticker  symbol
"NYFX"  effective  with the open of  business  on  Tuesday,  July 12,  2005.  As previously announced,  the Company's common stock had been trading on the Nasdaq
National Market System since April 7, 2005 under the symbol "NYFXE."

ABOUT NYFIX, INC.
NYFIX,  INC.  is an  established  provider  to the  domestic  and  international financial  markets  of  trading  workstations,  middle-office  trade  automation technologies and trade communication  technologies.  Our NYFIX Network is one of the industry's  largest networks,  connecting  broker-dealers,  institutions and exchanges.  In addition to our headquarters in Stamford, we have offices on Wall
Street in New York City, in London's Financial District,  in Chicago, and in San
Francisco.  We operate redundant data centers in the northeastern  United States with additional data center hubs in London,  Amsterdam, Hong Kong and Tokyo. For more information, please visit www.nyfix.com and www.javtech.com.

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